EXHIBIT 99.1

News Release  News Release  News Release   News Release   News Release  News

FOR IMMEDIATE RELEASE

Media Contact:
Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832

Investors/Analysts Contacts:
Toby Willard, sherwood.s.willardjr@aexp.com, +1.212.640.5574
Shreya Patel, shreya.patel@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS QUARTERLY REVENUES UP 10 PERCENT WITH RECORD CARD MEMBER SPENDING

TAX CHARGE DRIVES FOURTH-QUARTER LOSS OF $1.41 PER SHARE; EXCLUDING THE TAX CHARGE, EARNINGS PER SHARE TOTAL $1.581

FULL YEAR EARNINGS PER SHARE TOTAL $2.97;
EXCLUDING THE TAX CHARGE, EARNINGS PER SHARE TOTAL $5.87,1  IN LINE WITH THE COMPANY’S 2017 OUTLOOK

OUTLOOK FOR 2018: EARNINGS PER SHARE OF $6.90 TO $7.30

(Millions, except percentages and per share amounts)

	Quarters Ended December 31,			Years Ended December 31,
	2017	2016	Percentage Inc/(Dec)	2017	2016	Percentage Inc/(Dec)
Total Revenues Net of Interest Expense	$8,839	$8,022	10	$33,471	$32,119	4
Net Income (Loss)	$(1,197)	$825	#	$2,736	$5,408	(49)
Earnings (Loss) Per Common Share – Diluted:
Net Income (Loss) Attributable to Common Shareholders[2]	$(1.41)	$0.88	#	$2.97	$5.65	(47)
Average Diluted Common Shares Outstanding	865	913	(5)	886	935	(5)
# - Denotes a variance of 100 percent or more.

New York – January 18, 2018 - American Express Company (NYSE: AXP) today reported a fourth-quarter net loss of $1,197 million or $1.41 per share, compared with net income of $825 million or $0.88 per share a year ago.

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(1)
Diluted earnings per share, excluding the impacts of the Tax Cuts and Jobs Act of $2.6 billion, is a non-GAAP measure. The estimated impacts may be refined in the future as additional guidance and interpretations become available. Management believes earnings per share excluding the tax charge is useful in evaluating the ongoing operating performance of the company and the company’s performance against its 2017 earnings per share outlook. See Appendix I for a reconciliation to earnings per share on a GAAP basis.

(2)
Represents net income (loss) less (i) earnings allocated to participating share awards of $2 million and $6 million for the three months ended December 31, 2017 and 2016, respectively, and $21 million and $43 million for the years ended December 31, 2017 and 2016, respectively, and (ii) dividends on preferred shares of $20 million and $19 million for the three months ended December 31, 2017 and 2016, respectively, and $81 million and $80 million for the years ended December 31, 2017 and 2016, respectively.

Excluding the impacts of the recently enacted Tax Cuts and Jobs Act (the “Tax Act”), earnings per share for the quarter were $1.58.1

As previously disclosed, the quarter reflected a substantial charge related to the Tax Act. The $2.6 billion charge represents our current estimate of taxes on  deemed repatriations of certain overseas earnings and the remeasurement of U.S. deferred tax assets and liabilities. For 2018, the company expects an effective U.S. tax rate of approximately 22 percent before discrete tax items.

Fourth-quarter consolidated total revenues net of interest expense were $8.8 billion, up 10 percent (9 percent FX-adjusted3) from $8.0 billion a year ago. The increase primarily reflected higher Card Member spending, loans and fees, which more than offset the impact of a lower discount rate.

Consolidated provisions for losses were $833 million, up 33 percent from $625 million a year ago. The rise primarily reflected strong growth in the loan portfolio and an increase in the lending write-off and delinquency rates.  The increase in provisions was in line with the company’s expectations.

Consolidated expenses were $6.2 billion, down 1 percent from a year ago. Lower spending on marketing initiatives was partially offset by higher rewards expenses, primarily driven by an increase in Card Member spending. Operating expenses were down 2 percent from a year ago, reflecting lower technology costs and consulting fees.4 Those declines were partially offset by higher employee compensation expenses, which included a special incremental contribution to employee profit-sharing plans.

The effective tax rate was up substantially from 29 percent a year ago. The effective tax rate excluding the impacts of the Tax Act was 24 percent this quarter.5 The decrease primarily reflected the level and geographic mix of earnings as well as discrete tax items.

For the full year, the company reported net income of $2.7 billion, compared with $5.4 billion a year ago. Diluted earnings per share were $2.97, compared with $5.65 a year ago.

Excluding the impacts of the Tax Act, earnings per share  were $5.87.1 That was in line with the guidance the company offered in October (earnings per share of $5.80 to $5.90) and above the initial guidance from the start of the year (earnings per share of $5.60 to $5.80).

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(3)
As reported in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2017 apply to the period(s) against which such results are being compared). Management believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

(4)	Operating expenses represent salaries and employee benefits, professional services, occupancy and equipment, communications, and other, net.

(5)
The effective tax rate excluding the impacts of the Tax Act of $2.6 billion is a non-GAAP measure. The reported effective tax rate for the fourth quarter of 2017 was 165.7 percent and therefore not meaningful. Management believes the effective tax rate excluding the impacts of the Tax Act is useful in evaluating the company’s tax rate in comparison with the prior-year period. See Appendix I for a reconciliation to the effective tax rate on a GAAP basis.

Revenues net of interest expense for the full year were $33.5 billion, up 4 percent from $32.1 billion a year ago. Excluding last year’s Costco-related revenues and the impact of foreign exchange rates, adjusted revenues net of interest expense increased 8 percent.6

Consolidated expenses for the full year increased 6 percent to $23.3 billion from $22.0 billion a year ago.

“We ended the year with record billings and strong loan growth, which helped drive a 10 percent increase (up 9 percent FX-adjusted3) in revenues this quarter,” said Kenneth I. Chenault, chairman and chief executive officer. “Card Member spending grew 11 percent with strong momentum across each of our business segments. Loans grew 14 percent in the quarter while credit metrics remained strong and were again in line with our expectations.

“We acquired more than 2.5 million new cards this quarter, grew our merchant network, reached a strategic cobrand agreement with Marriott and announced a suite of new cobrand cards with Hilton.  Our momentum reflected many of the selective investments we’ve made over the past two years to grow the business. And, our ability to contain operating costs again this year gave us additional flexibility to increase the level of investment spending beyond our initial 2017 plan.

“The upfront charge triggered by the Tax Act reduced our capital ratios and, as a result, while we will be continuing our quarterly dividends at the current level, we plan to suspend our share buyback program for the first half of 2018 in order to rebuild our capital.

“Overall, we believe the Tax Act will be a positive development for both the U.S. economy and American Express.  Given the momentum in the business and the anticipated benefit of a lower tax rate, we now expect to invest up to $200 million more in 2018 than we originally planned for customer-facing growth initiatives.  We’ve also made an incremental contribution to our employee profit-sharing plans to support the long-term financial well-being of our employees. And, for shareholders, we expect to use the remaining anticipated benefits to build capital and support earnings growth in 2018.

“We expect 2018 earnings per share to be between $6.90 and $7.30. The midpoint of that range would represent an approximate 20 percent increase from 2017 earnings per share, excluding the impacts of the Tax Act in 2017.

“I feel very good about the progress we’ve made throughout 2017 and will be leaving American Express in very strong hands when Steve Squeri succeeds me as chairman and chief executive officer at the end of this month."

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(6)
Adjusted revenues net of interest expense on an FX‐adjusted basis, a non‐GAAP measure, excludes from prior‐year results estimated revenues from Costco in the United States, Costco U.S. cobrand Card Members and other merchants for out‐of‐store spend on the Costco cobrand card. Management believes adjusted revenues net of interest expense is useful in evaluating the ongoing operating performance of the company following the end of the Costco U.S. relationship.  See footnote 3 for an explanation of FX‐adjusted information and Appendix I for a reconciliation to total revenues net of interest expense on a GAAP basis.

Segment Results

U.S. Consumer Services reported fourth-quarter net income of $507 million, up 44 percent from $351 million a year ago.

Total revenues net of interest expense were $3.4 billion, up 13 percent from $3.0 billion a year ago. The increase primarily reflected higher Card Member spending, loans and fees.

Provisions for losses totaled $532 million, up 47 percent from $363 million a year ago. The rise primarily reflected strong growth in the loan portfolio and as expected, an increase in the lending write-off and delinquency rates.

Total expenses were $2.2 billion, down 1 percent from a year ago. The current quarter reflected lower marketing expenses and technology costs, partially offset by higher rewards expenses related to an increase in Card Member spending and higher Card Member services costs.

The effective tax rate was 31 percent, up from 27 percent a year ago.

International Consumer and Network Services reported fourth-quarter net income of $199 million, up from $84 million a year ago.

Total revenues net of interest expense were $1.5 billion, up 12 percent (up 7 percent FX-adjusted3) from $1.4 billion a year ago. The increase partly reflected higher Card Member spending.

Provisions for losses totaled $111 million, up 21 percent from $92 million a year ago. The rise primarily reflected continued strong growth in the loan portfolio.

Total expenses were $1.2 billion, unchanged (down 3 percent FX-adjusted3) from a year ago.

The effective tax rate was 9 percent, up from (2) percent a year ago, reflecting the impact of recurring permanent tax benefits on varied levels of pre-tax income.

Global Commercial Services reported fourth-quarter net income of $580 million, up 52 percent from $382 million a year ago.

Total revenues net of interest expense were $2.7 billion, up 7 percent from $2.5 billion a year ago. The increase primarily reflected higher Card Member spending.

Provisions for losses totaled $188 million, up 10 percent from $171 million a year ago. The increase primarily reflected strong growth in the loan portfolio and as expected, an increase in the lending write-off and delinquency rates.

Total expenses were $1.7 billion, down 7 percent from $1.8 billion a year ago. The current quarter reflected lower marketing expenses, partially offset by higher rewards expenses related to an increase in Card Member spending.

The effective tax rate was 30 percent, unchanged from a year ago.

Global Merchant Services reported fourth-quarter net income of $413 million, up 12 percent from $369 million a year ago.

Total revenues net of interest expense were $1.2 billion, up 9 percent from $1.1 billion a year ago. The increase primarily reflected higher Card Member spending, partially offset by a lower discount rate.

Total expenses were $587 million, up 5 percent from $560 million a year ago, reflecting higher employee compensation expenses.

The effective tax rate was 34 percent, unchanged from a year ago.

Corporate and Other reported fourth-quarter net loss of $2.9 billion compared with net loss of $361 million a year ago, reflecting the impacts related to the Tax Act.

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About American Express

American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com, and connect with us on facebook.com/americanexpress, instagram.com/americanexpress,  linkedin.com/company/american-express,twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products, services and corporate responsibility information: charge and credit cards, business credit cards, Plenti rewards program, travel services, gift cards, prepaid cards, merchant services, Accertify, corporate card, business travel, and corporate responsibility.

This earnings release should be read in conjunction with the company’s statistical tables for the fourth-quarter 2017, available on the American Express website at http://ir.americanexpress.com and in a Form 8-K filed today with the Securities and Exchange Commission.

An investor conference call will be held at 5:00 p.m. (ET) today to discuss fourth-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance and which include management’s outlook for 2018, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•
the Company’s ability to achieve its 2018 earnings per common share outlook, which will depend in part on the following: revenues growing consistently with current expectations, which could be impacted by, among other things, the factors identified in the subsequent bullet; credit performance remaining consistent with current expectations; the impact of any future contingencies, including, but not limited to, litigation-related settlements, judgments or expenses, the imposition of fines or civil money penalties, an increase in Card Member reimbursements, restructurings, impairments and changes in reserves; the ability to continue to realize benefits from restructuring actions and manage operating expense growth; the amount the Company spends on Card Member engagement and the Company’s ability to drive growth from such investments; changes in interest rates beyond current expectations (including the impact of hedge ineffectiveness and deposit rate increases); a greater impact from certain cobrand agreements than expected, which could be affected by volumes and Card Member engagement; the impact of regulation and litigation, which could affect the profitability of the Company’s business activities, limit the Company’s ability to pursue business opportunities, require changes to business practices or alter the Company’s relationships with partners, merchants and Card Members; the Company’s tax rate remaining in line with current expectations, which could be impacted by, among other things, changes in interpretations and assumptions the Company has made and actions the Company may take as a result of the Tax Cuts and Jobs Act, the Company’s geographic mix of income, further changes in tax laws and regulation, unfavorable tax audits and other unanticipated tax items; and the impact of accounting changes and reclassifications;

•
the ability of the Company to grow revenues net of interest expense consistent with its expectations and maintain billings momentum, which could be impacted by, among other things, weakening economic conditions in the United States or internationally, a decline in consumer confidence impacting the willingness and ability of Card Members to sustain and grow spending, continued growth of Card Member loans, a greater erosion of the average discount rate than expected, the strengthening of the U.S. dollar, more cautious spending by large and global corporate Card Members, the willingness of Card Members to pay higher card fees, lower spending on new cards acquired than estimated and the Company’s inability to purchase, or realize the expected benefits of, the existing Citi/Hilton loan portfolio, which is subject to, among other things, operational issues related to the transfer of loans and accounts and the parties’ ability to satisfy the closing conditions; and will depend on factors such as the Company’s success in addressing competitive pressures and implementing its strategies and business initiatives, including growing profitable spending from existing  and new Card Members, increasing penetration among middle market and small business clients, expanding the Company’s international footprint and increasing merchant acceptance;

•
changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may impact the prices charged to merchants that accept American Express cards, competition for cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion or rewards programs;

•
the erosion of the average discount rate by a greater amount than anticipated, including as a result of changes in the mix of spending by location and industry, merchant negotiations (including merchant incentives, concessions and volume-related pricing discounts), competition, pricing regulation (including regulation of competitors’ interchange rates in the European Union and elsewhere), a greater shift of existing merchants into the OptBlue program and other factors;

•
the Company’s delinquency and write-off rates and growth of provisions for losses being higher than current expectations, which will depend in part on changes in the level of loan balances and delinquencies, mix of loan balances, loans and receivables related to new Card Members and other borrowers performing as expected, credit performance of new and enhanced lending products, unemployment rates, the volume of bankruptcies and recoveries of previously written-off loans;

•
the Company’s ability to continue to grow loans faster than the industry, which may be affected by increasing competition, brand perceptions and reputation, the Company’s ability to manage risk in a growing Card Member loan portfolio, and the behavior of Card Members and their actual spending and borrowing patterns, which in turn may be driven by the Company’s ability to issue new and enhanced card products, offer attractive non-card lending products, capture a greater share of existing Card Members’ spending and borrowings, reduce Card Member attrition and attract new customers;

•
the Company’s net interest yield on Card Member loans not remaining consistent with current levels, which will be influenced by, among other things, interest rates, changes in consumer behavior that affect loan balances, such as paydown rates, the Company’s Card Member acquisition strategy, product mix, cost of funds, credit actions, including line size and other adjustments to credit availability, potential pricing changes and deposit rates, which could be impacted by, among other things, changes in benchmark interest rates, competitive pressure and regulatory constraints;

•
the Company’s rewards expense and cost of Card Member services growing inconsistently from expectations, which will depend in part on Card Member behavior as it relates to their spending patterns, including the level of spend in bonus categories, and the redemption of rewards and offers, as well as the degree of interest of Card Members in the value proposition offered by the Company; increasing competition, which could result in greater rewards offerings; the Company’s ability to enhance card products and services to make them attractive to Card Members; and the amount the Company spends on the promotion of enhanced services and rewards categories and the success of such promotion;

•
the actual amount to be spent on Card Member engagement, including on customer-facing growth initiatives and differentiated benefits, which will be based in part on management’s assessment of competitive opportunities; overall business performance and changes in macroeconomic conditions; the actual amount of advertising and Card Member acquisition costs; the Company’s ability to continue to shift Card Member acquisition to digital channels; contractual obligations with business partners and other fixed costs and prior commitments; management’s ability to identify attractive investment opportunities and make such investments, which could be impacted by business, regulatory or legal complexities; and the Company’s ability to realize efficiencies, optimize investment spending and control expenses to fund such spending;

•
the ability of the Company to manage operating expense growth, which could be impacted by the need to increase significant categories of operating expenses, such as consulting or professional fees, including as a result of increased litigation, compliance or regulatory-related costs or fraud costs; continuing to implement and achieve benefits from reengineering plans, which could be impacted by factors such as an inability to mitigate the operational and other risks posed by potential staff reductions and underestimating hiring and other employee needs; higher than expected employee levels; the impact of changes in foreign currency exchange rates on costs; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; management’s decision to increase or decrease spending in such areas as technology, business and product development and sales forces; greater-than-expected inflation; the impact of accounting changes and reclassifications; and the level of M&A activity and related expenses;

•
changes affecting the Company’s plans regarding the return of capital to shareholders through dividends and share repurchases, which will depend on factors such as the pace at which the Company is able to rebuild its capital levels and ratios, including from earnings and a lower effective tax rate; the approval of the Company’s capital plans by its primary regulators; the amount the Company spends on acquisitions of companies; and the Company’s results of operations and economic environment in any given period;

•
uncertainty relating to the ultimate outcome of the antitrust lawsuit filed against the Company by the U.S. Department of Justice and certain state attorneys general, including the review of the case by the U.S. Supreme Court and the impact on existing private merchant cases and potentially additional litigation and/or arbitrations;

•
the ability of the Company to grow internationally, including the growth of international proprietary and GNS billed business, which could be impacted by regulation and business practices, such as those capping interchange or other fees, mandating network access, favoring local competitors or prohibiting or limiting foreign ownership of certain businesses; the Company’s willingness or ability to partner with GNS issuers as a result of regulation or otherwise; the success of GNS partners in acquiring Card Members and/or merchants; political or economic instability, which could affect lending and other commercial activities; the Company’s ability to tailor products and services to make them attractive to local customers; and competitors with more scale and experience and more established relationships with relevant customers, regulators and industry participants;

•
legal and regulatory developments, which could require the Company to make fundamental changes to many of its business practices, including our ability to continue certain GNS and other partnerships; exert further pressure on the average discount rate and GNS volumes; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations, or ability to pay dividends or repurchase of stock; or result in harm to the American Express brand; and

•
factors beyond the Company’s control such as changes in global economic and business conditions, consumer and business spending, the availability and cost of capital, unemployment rates, geopolitical conditions, foreign currency rates and interest rates, as well as fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, health pandemics, terrorism, cyber attacks or fraud, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan balances and other aspects of the Company and its results of operations or disrupt the Company’s global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2017 and the Company’s other reports filed with the Securities and Exchange Commission.

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American Express Company	(Preliminary)
Appendix I
Reconciliations of Adjustments
(Millions, except percentages and per share amounts)

				YOY % Change
	Q4'17	FY'17	FY'16
Adjusted Total Revenues Net of Interest Expense
Total revenues net of interest expense	$8,839	$33,471	$32,119	4
Estimated Costco-related revenues (A)		-	(1,193)
Adjusted Total revenues net of interest expense		$33,471	$30,926	8
FX-adjusted Adjusted Total revenues net of interest expense (B)			$30,996	8

Earnings per Share Excluding the Tax Charge
Diluted earnings per share	$(1.41)	$2.97
Tax Act impacts (C)	2.99	2.90
Diluted earnings per share excluding the tax charge	$1.58	$5.87

Effective Tax Rate Excluding the Tax Charge
Effective tax rate	165.7%
Tax Act impacts (C)	141.4%
Effective tax rate excluding the tax charge	24.3%

(A)
Represents estimated Discount revenue from Costco in the U.S. for spend on American Express cards and from other merchants for spend on the Costco cobrand card as well as Other fees and commissions and Interest income from Costco cobrand Card Members.

(B)
FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e. assumes the foreign exchange rates used to determine results for 2017 apply to the period(s) against which such results are being compared).  The company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

(C)	This estimate may be refined in the future as additional guidance and interpretations become available.